Exhibit (a) (1) (AA)

DEAL HIGHLIGHTS AURIZON OVERVIEW INVESTMENT RATIONALE NEXT STEPS

Building a Leading Diversified Precious Metals Company: Hecla’s Agreement to Acquire Aurizon Mines

March 4, 2013

MINING COMPANY

H E C L A M I N I N G C O M P A N Y

Cautionary Statements

Cautionary Statements

Statements made which are not historical facts, such as anticipated payments, litigation outcome, production, sales of assets, exploration results and plans, prospects and opportunities including reserves, resources, and mineralization, costs, prices or sales performance and expectations for the combined company and for the completion of the proposed transaction are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, environmental and litigation risks, operating risks, project development risks, political and regulatory risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company’s Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law. Similarly, please refer to the securities filings of Aurizon for further information concerning risks applicable to it and its forward-looking information.

Cautionary Statements to Investors on Reserves and Resources

The United States Securities and Exchange Commission permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this release, such as “resource,” “other resources,” and “mineralized materials” that the SEC guidelines strictly prohibit us from including in our filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K and Form 10-Q. You can review and obtain copies of these filings from the SEC’s website at www.sec.gov.

Cautionary Note Regarding Non-GAAP measures

Total cash cost per ounce of silver and earnings before adjustments represent non-U.S. Generally Accepted Accounting Principles (GAAP) measurements. A reconciliation of total cash cost to cost of sales and other direct production costs and depreciation, depletion and amortization (GAAP) can be found in the Appendix.

H E C L A M I N I N G C O M P A N Y

Cautionary Statements

Additional Information and Where to Find It

This material relates to Hecla’s proposed acquisition (the “Transaction”) of Aurizon. Shares of Hecla’s common stock (the “Hecla Shares”) issued in connection with the proposed Transaction may be registered pursuant to a registration statement to be filed with the SEC or issued pursuant to an available exemption. This information is not a substitute for any registration statement or any other document that Hecla may file with the SEC or that it or Aurizon may send to their respective shareholders in connection with the offer and/or issuance of Hecla Shares. Investors are urged to read any registration statement, if and when filed, including the prospectus, and all other relevant documents that may be filed with the SEC or with Canadian regulatory authorities as and if they become available because they will contain important information about the issuance of Hecla Shares. Documents, if and when filed with the SEC, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Hecla’s Investor Relations department at Hecla Mining Company; Investor Relations; 1-280-769-4177; info@hecla-mining.com. The following document does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, Aurizon will file proxy soliciting materials with the SEC and/or Canadian securities regulatory authorities, which will be publicly available on Aurizon’s profile page on SEDAR at www.sedar.com. The information contained in any such filing may not be complete and may be updated, amended or changed. SHAREHOLDERS ARE URGED TO READ SUCH MATERIALS WHEN AVAILABLE AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC AND CANADIAN REGULATORY AUTHORITIES CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

H E C L A M I N I N G C O M P A N Y

Creation of a Leading Precious Metal Company

1 Growth

3 gold and silver mines with expansion potential

Long-life, low cost operations

Growing portfolio of pre-development and exploration projects

2 Assets

Complementary operating culture of underground mining

Significant reserve life and efficient operations

Large, district-sized land packages with good exploration potential for additional discoveries

Assets located in stable North American jurisdictions

3 Benefits

Diversifies asset base of both companies

Relatively low share dilution with Aurizon shareholders having a 17% equity stake in Hecla

Creation of a leading North American precious metals producer

H E C L A M I N I N G C O M P A N Y

Transaction Overview

Offer

C$4.75 per share based on the closing price of Hecla’s shares on March 1, 2013

Represents a 12% premium to the implied value of Aurizon shares under the Alamos Gold offer1 as of March 1, 2013

9% premium based on Aurizon’s closing share price on the TSX on March 1, 2013

39% premium based on close on January 11, 2013 (immediately prior to the announcement of the offer by Alamos)

Unanimous recommendation by Aurizon’s board of directors

No financing condition; Hecla has sufficient cash and committed financing in place to acquire Aurizon

Structure	Acquisition to be completed by way of a “Plan of Arrangement,” which is a form of business combination similar to a merger in the U.S.
Other Terms	Right to Match provision in place to protect the Hecla offer Break fee to Hecla of C$27.2 million under certain circumstances
Timeline

Aurizon shareholders meeting to approve the Arrangement and completion of the transaction expected in Q2/2013

A minimum of 66 2/3% approval needed from Aurizon’s shareholders

Customary regulatory approvals required

5 1. Assuming full pro-ration.

H E C L A M I N I N G C O M P A N Y

Benefits of the Transaction

Hecla Shareholders	Aurizon Shareholders

✓ Addition of a third producing high-grade asset in the Americas ✓ Increases exposure to gold and diversifies the portfolio of assets ✓ Maintains lower-risk geopolitical profile

✓ Anticipated to be accretive to NAV and cash flow per share

✓ 103%1 increase to gold reserves and significant increase to gold resources

✓ Additional source of cash flow to fund internal projects

✓ Casa Berardi is an underground operation that leverages Hecla’s core competency in underground mining

✓ Adds meaningful exploration potential to a robust exploration portfolio

✓ Represents a Superior offer to the unsolicited Alamos bid

✓ Greater value certainty with significant portion of cash for Aurizon shareholders

✓ Provides opportunity to participate in further upside with shares of Hecla

✓ Attractive pro-forma precious metal mix

✓ Hecla has extensive experience operating efficient underground mines for over 100 years; expertise that should complement Casa Berardi

6 1. Based on only Casa Berardi reserves as of December 31, 2012

H E C L A M I N I N G C O M P A N Y

Creation of a Low-Cost Precious Metal Producer

	AURIZON	HECLA MINING COMPANY	PROFORMA
Total Enterprise Value1,2,3	C$588 M	US$1,196 M	C$1,833 M
2012 Silver Production (Moz)	n/a	6.4	6.4
2012 Gold Production (Koz)	136.8	55.5	192.3
2012 Silver Cash Costs/oz4	n/a	US$2.705	US$2.70
2012 Gold Cash Costs/oz6	US$7015	n/a	US$701
Silver Proven & Probable Reserves (Moz)	n/a	150.1	150.1
Gold Proven & Probable Reserves (Moz)	1.467	0.72	2.18

1. Hecla metrics converted using a CAD/USD exchange rate of 0.9709.

2. Based on diluted shares outstanding and market prices on 03/01/2013; pro forma market capitalization based on pro forma diluted shares outstanding.

3. Aurizon based on transaction value.

4. Cash costs based on actual disclosed results.

5. Total cash cost per ounce represents a non-U.S. Generally Accepted Accounting Principles (GAAP) measurement. A reconciliation of total cash costs to cost of sales and other direct production costs and depreciation, depletion and amortization (GAAP) can be found in the Appendix.

6. Cash costs based on actual disclosed 9 month 2012 results as reported by Aurizon.

7. Only Casa Berardi reserves as of December 31, 2012

H E C L A M I N I N G C O M P A N Y

North American Focused Asset Portfolio

The combined company will have assets in 3 of the top 6 mining-friendly jurisdictions

!

2012 Rankings of Countries for Mining Investment

Greens Creek

Alaska

Corporate Office

Vancouver ~

Corporate Office

Idaho

Silver Valley

Idaho

Lucky Friday

Idaho

San Juan Silver

Colorado

Casa Berardi

Quebec

Joanna, Fayolle, Marban

Quebec

San Sebastian

Durango

Operating Mine Development Project

Rank Country 1 Australia 2 Canada 3 Chile 4 Brazil 5 Mexico 6 United States 7 Colombia 8 Botswana 9 Peru 10 Ghana	57 52 51 45 43 41 39 37 36 36

Source: Behre Dolbear’s - 2012 ranking of countries for mining investment

Overview of Aurizon Mines

Gold producer in western Quebec

Casa Berardi - producing gold since 2006

1,461 Moz Proven + Probable Reserves

Produced 136,848 oz gold in 2012

Growth potential with future open pit development and shaft deepening at Casa Berardi

Significant exploration portfolio

Portfolio of other earlier stage projects and investments

HECLA MINING COMPANY

OPINACA - WILDCAT

[EVERTON/AZIMUT - ARZ]

EARLY STAGE EXPLORATION

CASA BERARDI

PRODUCING MINE RECORD 2011 GOLD PRODUCTION 163,845 OZS

FAYOLLE [TYPHOON - ARZ] ADVANCED STAGE EXPLORATION

HEVA, HOSCO ADVANCED STAGE PROJECT DEVELOPMENT

QUEBEC, CANADA

La Same

Rouyn-Noranda

Val d’Or Technical Office

Montreal

MARBAN [NIOGOLD - ARZ] ADVANCED EXPLORATION

DUVAY [TRES-OR-ARZ]

EARLY STAGE EXPLORATION 50 SQ. KMS

DUVERNY

EARLY STAGE EXPLOSION

50 SQ. KMS

9 1. Based on only Casa Berardi reserves as of December 31, 2012

HECLA MINING COMPANY

Casa Berardi - Operational Overview

- Produced 688,000 oz gold at 7.1 g/t from 1988 to 1997
- Gold production of 937,100 oz at 7.8 g/t gold since the re-start of operations in 2006
- Potential to increase processing capacity to 2,400 tpd
- High conversion (~65%) of resources to reserves and consistent replacement of mined reserves
- Expected to complete shaft deepening project in late 2013
- Upside potential with completion of paste back-fill plant (Q3/12) and mill expansion in long-term mine plan

		Grade	
	Tonnes	Gold	Gold
		(g/t)	Moz
Proven & Probable Reserves			
Underground	4,414,000	7.08	1.01
Open Pit	3,796,000	3.70	0.45
Total Reserves	**8,211,000** [1]	**5.56**	**1.46**



Recent Operational History			
	2012	2011	2010
Tonnes Milled	693,859	698,123	722,745
Grade (g/t)	6.83	8.00	6.75
Gold Produced (oz)	136,848	163,845	141,116
Cash Costs (US$/oz) [2]	$701[3]	$537	$541

1. Totals may not represent the sum of the parts due to rounding
2. Total cash cost per ounce of silver represents a non-U.S. Generally Accepted Accounting Principles (GAAP) measurement. A reconciliation of total cash costs to cost of sales and other direct production costs and depreciation, depletion and amortization (GAAP) can be found in the Appendix.
3. Cash costs based on actual disclosed 9 month 2012 results as reported by Aurizon.

10

H E C L A M I N I N G C O M P A N Y

Investment Rationale

Growth

Adds immediate projected gold production of 125,000 to 130,000 ounces in 2013E1

Secondary gold project has reserves of 1.7 Moz of gold

Accretive

Anticipated to be accretive to NAV and cash flow

Anticipated to be accretive to gold reserves and gold resources

Long Term Value Creation Past production of 1.6 Moz gold with reserves of 1.5 Moz gold at Casa Berardi Significant gold resources at Casa Berardi Large district-sized land package at Casa Berardi

‘Win-Win’for both Shareholders

New growth for Hecla with a producing gold mine

Offer provides more value to Aurizon shareholders vs. consideration with the Alamos bid

Reduces single mine operational risk for Aurizon with addition of Hecla assets

Adds bulk to Hecla’s market capitalization and potential improvement for additional M&A

Strengthened Asset Portfolio

Significant long-term production in a mining friendly jurisdiction

Further diversification of Hecla asset base into gold

Addition of a good portfolio of other precious metal assets in Quebec

11 1. Based on guidance from Aurizon

HECLA MINING COMPANY

Enhanced Growth Potential and Precious Metal Exposure

Hecla Production


Silver - Moz
6.4
15.0
2012
2017E

Aurizon Production


Gold Oz
136,848
Shaft deepening & open pit development
2012
Potential growth opportunities ~2014+

12

HECLA MINING COMPANY

Combined Company Asset Overview

	Casa Berardi Quebec	Greens Creek Alaska	Lucky Friday Idaho
2013E Mine Production			
Silver Moz	n/a	~6.5	~2
Gold Koz	~125	~50	0
Silver Equivalent[1]	~6.3	~9	~2
Gold Equivalent[1]	~125	~180	~40
2013E Cash Costs			
Silver Cash Costs/oz[2]	n/a	US$3.25	US$11.00
Mine Life (based on reserves)	12.5 yrs	9.9 yrs	12.6 yrs







1. Includes gold and silver only. Numbers converted using a gold to silver ratio of 50:1
2. Based on 2013 guidance at current metal prices and analyst estimates
3. Guidance not provided for gold cash costs/oz for Aurizon 2013E

13

HECLA MINING COMPANY

Creating a Leading Precious Metals Company

Hecla Aurizon Pro-forma

Lucky Friday 40% Greens Creek 60% Casa Berardi 100% Casa Berardi 27% Greens Creek 44%

+ =

Lucky Friday 29%

~ Operating NAV = $1.6 bn ~ Operating NAV = $0.6 bn ~ Operating NAV = $2.2 bn

2013E Hecla Revenues 2013E Aurizon Revenues 2013E Pro-forma Revenues

Zinc 19% Gold 100% Zinc 14%

Lead 9% Silver 38%

Lead 13% Silver 54%

+ =

Gold 14% Gold 39%

Revenues calculated as payable production based on 2013E consensus prices (source – Bloomberg): $1793/oz Gold, $33/oz Silver, $1.03/lb Lead, $0.96/lb Zinc

HECLA MINING COMPANY

Significant Silver & Gold Production

2012 Gold Production – Peer Group

226,491

192,344

164,340

136,848

112,300

55,496

38,687

20,699

Coeur d’Alene

Hecla

Pro-forma

Hochschild

Aurizon

Pan American

Hecla

Endeavour

Fortuna

HECLA MINING COMPANY

Significant Silver & Gold Production

2012 Silver Equivalent Production1 – Peer Group

Silver Equivalent - Moz

30.7 29.3 27.7 19.0 3.02 16.0 12.2 3.02 9.2 8.6 8.5 6.8 6.4 5.0

Pan

American

Coeur d’Alene

Hochschild

Hecla

Pro-forma

Hecla

Silver

Standard

First

Majestic

Aurizon

Endeavour

Fortuna

1. “Silver Equivalent” includes gold and silver only. Gold converted to silver equivalent using a 50:1 ratio

2. Lucky Friday pro-forma production 2012, assuming mine has been operational and not temporarily closed

HECLA MINING COMPANY

Creation of a Leading Precious Metal Company

✓ Combined company will have an enterprise value of approximately C$1.8 bn

✓ 3 low cost, long-life gold and silver mines

✓ Projects in mining friendly jurisdictions

✓ 150 million ounces of proven and probable silver reserves and 2.21 million ounces of proven and probable gold reserves in the new company

✓ Solid growth potential

17 1. Based on only Casa Berardi reserves as of December 31, 2012

DEAL HIGHLIGHTS

AURIZON OVERVIEW

INVESTMENT RATIONALE

NEXT STEPS

Appendix

Hecla

MINING COMPANY

HECLA MINING COMPANY

Enhanced Growth Potential

Hecla Production

Silver Moz

2012 6.4

2017E 15.0

Silver Eq. Moz

Pro-forma Silver Equivalent Production1

Hecla 2012

6.4

2012

6.8

6.4

Potential growth opportunities ~2014+

+Shaft sinking

+Joanna

+Exploration

~6.4

~8.5

19 1. “Silver Equivalent” includes gold and silver only. Gold converted to silver equivalent using a 50:1 ratio

HECLA MINING COMPANY

Attractive Financing

• The Transaction will be fully financed and will not require the approval of Hecla shareholders

• Hecla has received a commitment from The Bank of Nova Scotia for a US$500 million financing

• Financing includes:

• A US$200 million amortizing term loan facility with a three year maturity

• A US$200 million three year revolving credit facility

• An additional US$100 million term loan will mature shortly after the close of the transaction

HECLA MINING COMPANY

North American Focus

• Two long-lived silver mines

• 150 million ounces of high-grade silver reserves

• Largest U.S. silver producer

• 2nd largest zinc

• 3rd largest lead

• Lucky Friday mine has resumed production

— Expected 2 million ounces of silver production in 2013

• Total 8—9 million ounces company-wide silver production expected in 2013

• Planned Organic growth: Over 15 million ounces of silver production expected by 2017

Greens Creek

Admiralty Island, Alaska

operating property

Corporate Office

Vancouver, BC

Corporate Office

Coeur d’Alene, Idaho

Silver Valley

Wallace, Idaho

exploration project

Lucky Friday

Mullan, Idaho

operating property

Monte Cristo

Esmeralda County, Nevada

exploration/pre-development project

San Juan Silver

Creede, Colorado

exploration/pre-development project

San Sebastian

Durango, Mexico

exploration/pre-development project

HECLA MINING COMPANY

Greens Creek (Alaska) - 6.4 million ounces in 2012

• One of the largest and lowest cost primary silver mines in the world

• Expected full-year 2013 production of over 6 million silver ounces

• Large and under-explored 27- square-mile land position – further reserve development in 2013

• Current 94.6 million ounces of Proven & Probable silver reserves

Auke Bay Dock

Juneau

Greens Creek Mine

HECLA MINING COMPANY

Re-Opened and Renewed Lucky Friday (Idaho)

• Operations and production resumed in Q1/13

• $29.8 million rehabilitation of 6100 foot Silver Shaft – MSHA clearance to resume production in portions of the mine

• $26.2 million in other capital projects invested during 2012

• Expected to produce 2 million ounces of silver in 2013

Spokane

Coeur d’Alene

Lucky Friday Mine

Mullan

Shoshone County

95

Montana

Idaho

Wyoming

HECLA MINING COMPANY

Hecla - Cash Cost Reconciliation

Reconciliation of Cash Costs per Ounce to Generally Accepted Accounting Principles (GAAP)

(dollars and ounces in thousands, except per ounce - unaudited)

2012

Total cash costs1 $17,262

Divided by silver ounces produced 6,394

Total cash cost per ounce produced $2.70

Reconciliation to GAAP

Total cash costs $17,262

Depreciation, depletion and amortization 43,522

Treatment and freight costs (73,355)

By-product credits 190,916

Change in product inventory (1,381)

Reclamation and other costs 663

Cost of sales and other direct production costs and depreciation, depletion and amortization $177,627

1. Cash cost per ounce of silver represents a non-U.S. Generally Accepted Accounting Principles (GAAP) measurement that the Company believes provides management and investors an indication of net cash flow. Management also uses this measurement for the comparative monitoring of performance of mining operations period-to-period from a cash flow perspective. “Total cash cost per ounce” is a measure developed by mining companies in an effort to provide a comparable standard; however, there can be no assurance that our reporting of this non-GAAP measure is similar to that reported by other mining companies. Cost of sales and other direct production costs and depreciation, depletion and amortization, was the most comparable financial measures calculated in accordance with GAAP to total cash costs.

HECLA MINING COMPANY

Aurizon - Cash Cost Reconciliation

Reconciliation of Cash Costs per Ounce to Generally Accepted Accounting Principles (GAAP)

(dollars and ounces in thousands, except per ounce - unaudited)

9 Months 2012 2011 2010

Total cash costs, US$ $70,667 $88,739 $75,713

Divided by gold ounces sold 101 165 140

Total cash cost per ounce sold, US$ $701 $537 $541

Reconciliation to GAAP:

Total cash costs, US$ $70,667 $88,739 $75,713

Average CAD$/US$ exchange rate 1.002 0.993 1.030

Total cash costs, CAD$ $70,808 $88,118 $77,984

Depreciation, depletion and amortization $27,894 $38,927 $34,060

By- products credits, $758 $680 $679

Reclamation, severance and other costs $ - $ - $ -

Costs of sales and other direct production costs and depreciation, depletion and amortization (GAAP), CAD$ $99,460 $127,725 $112,723

2011 and 2010 reconciliations are prepared by Hecla based on publicly available documents

HECLA MINING COMPANY

Notes Regarding Aurizon Disclosure

This presentation contains forward-looking information (as defined in the Securities Act (British Columbia)) and forward-looking statements (collectively, “forward-looking statements”) that are prospective in nature. These statements refer to future events and include information concerning the proposed transaction and the business operations, prospects and financial performance of Aurizon and Hecla, which are subject to certain risks, uncertainties and assumptions.

Such forward-looking statements, with respect to Aurizon, include statements regarding the closing of the transaction and the timing thereof, the value of Aurizon, estimates regarding production, costs of production, capital expenditures, expected recoveries, developments and exploration at Casa Berardi in 2013 as well as future production levels from and value estimates in respect of Casa Berardi, and exploration plans and potential in respect of other projects. All statements other than statements of historical fact may be forward-looking statements. Generally these forward-looking statements can often be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved.

These forward-looking statements are based on a number of assumptions, including, but not limited to: that the transaction with Hecla will receive shareholder and regulatory approval without undue delay; the value of Aurizon’s assets, in particular Casa Berardi; the successful completion of new development projects, planned expansions or other projects within the timelines anticipated and at anticipated production levels; the accuracy of reserve estimates, grades, mine life and cash cost estimates; that pre-production capital costs, operating costs and sustaining and restoration costs will be as estimated; the availability of an experienced workforce and suppliers for the project; that equipment will be available when required and at estimated costs; and that no unforeseen accident, fire, ground instability, flooding, labour disruption, equipment failure, metallurgical, environmental or other events that could delay or increase the cost of development will occur; that the results of exploration activities will be consistent with Aurizon’s expectations; that the supply of gold will remain stable; that the general business, political and economic conditions as well as those specific to Aurizon’s operations will not change in a materially adverse manner; and that financing will be available if and when needed on reasonable terms. Although management of Aurizon believes that the assumptions made and the expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement herein will prove to be accurate.

Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this presentation and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include the availability of any superior alternatives to present to Aurizon Shareholders; the risk that some or all of the assumptions on which forward-looking statements are based prove to be invalid including that shareholder or regulatory approval for the transaction will not obtained in a timely manner or at all; the cost of labour, equipment or materials, including power, will increase more than expected; that development and production inputs will become less available than expected; that the price of gold will decline; that mineral reserves are not as estimated; that actual costs or actual results of reclamation activities are greater than expected; that actual grades or recovery rates are lower than expected; the risk of unexpected occurrences that affect rates of production, including failure or disruption to plant, process or equipment, labour unrest, unexpected variations in ore reserves, grade or recovery rates and the occurrence of accidents; and the risks set forth in Aurizon’s Annual Information Form dated March 30, 2012 which is available under Aurizon’s profile on SEDAR at www.sedar.com. You should not place undue reliance on any forward-looking statements contained in this presentation.

Aurizon specifically disclaims any obligation to reissue or update these forward-looking statements as a result of new information or events after the date hereof, except as may be required by law. These forward-looking statements should not be relied upon as representing Aurizon’ views as of any date subsequent to the date of this presentation.

Reserve information for the Casa Berardi project is derived from Aurizon’s news release dated February 14, 2013, which is available on SEDAR at www.sedar.com under Aurizon’s profile. Mineral reserves of 1.461 million ounces of gold is based on 4.4 million tonnes at 7.1 g/t (underground) and 3.8 million tonnes at 3.7 g/t (open pit).